UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36182	20-1622502
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 West Lemon Avenue

Monrovia, California 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 305-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 19, 2016, Xencor, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Piper Jaffray & Co. (“Piper Jaffray”) pursuant to which the Company may sell from time to time, at its option, up to an aggregate of $40.0 million of its shares of common stock through Piper Jaffray, as sales agent. The issuance and sale of these shares by the Company under the Distribution Agreement, if any, is subject to the effectiveness of the Company’s registration statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission on September 19, 2016.

Piper Jaffray may sell the common stock by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made by means of ordinary brokers’ transactions on The NASDAQ Global Market or otherwise at market prices prevailing at the time of sale or as otherwise directed by the Company. Piper Jaffray will use commercially reasonable efforts to sell the common stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). Additionally, under the terms of the Distribution Agreement, the Company may also sell shares of its common stock through Piper Jaffray on terms agreed upon by both parties.

The Company is not obligated to make any sales of common stock under the Agreement. The offering of the Company’s common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the issuance and sale of all of the shares of common stock subject to the Distribution Agreement, (ii) three years after the Registration Statement becomes effective, (iii) the Company becoming ineligible to use the Registration Statement or (iv) the termination of the Distribution Agreement as permitted therein. The provisions of the Distribution Agreement relating to the solicitation of offers to purchase the share of Company common stock may be terminated by the Company or Piper Jaffray at any time upon notice to the other party. The Company is obligated to pay Piper Jaffray an aggregate sales agent commission equal to 3.0% of the gross proceeds of the sales price for common stock sold under the Distribution Agreement. The Company has also provided Piper Jaffray with customary indemnification rights and expense reimbursements for up to $60,000 of expenses.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 99.1 to this Current Report.

This Current Report shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Equity Distribution Agreement, dated as of September 19, 2016, by and between Xencor, Inc. and Piper Jaffray & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2016	XENCOR, INC.

	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Equity Distribution Agreement, dated as of September 19, 2016, by and between Xencor, Inc. and Piper Jaffray & Co.